Exhibit 16.1

                       TOURVILLE, SIMPSON & CASKEY, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1769
                         COLUMBIA, SOUTH CAROLINA 29202

                            TELEPHONE (803) 252-3000
                               FAX (803) 252-2226
WILLIAM E. TOURVILLE, CPA                                 MEMBER AICPA SEC AND
HARRIET S. SIMPSON, CPA, CISA, CDP                           PRIVATE COMPANIES
R. JASON CASKEY, CPA                                         PRACTICE SECTIONS

TIMOTHY R. ALFORD, CPA
W. CLAYTON HESLOP, CPA
TIMOTHY S. VOGEL, CPA


January  2, 2003



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549

                  Re:  Regional Bankshares, Inc.

Ladies and Gentlemen:

As of the date of this letter, we resigned as auditors for Regional Bankshares, Inc.

We have read Item 4 of the Form 8-K of Regional Bankshares, Inc dated January 2, 2003 and to be filed with the Securities and Exchange Commission and agree with statements concerning our firm contained therein.


Very Truly Yours,

s/Tourville, Simpson and Caskey, LLP

Tourville, Simpson and Caskey, LLP